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                                  UNTIED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
             (Exact name of registrant as specified in its charter)

         A Delaware Corporation                       IRS# 38-3389456
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

755 West Big Beaver Road, Suite 800, Troy, Michigan                     48084
      (Address of principal executive offices)                        (Zip Code)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

TITLE OF EACH CLASS                               NAME OF EACH EXCHANGE ON WHICH
                                                  EACH CLASS IS TO BE REGISTERED
Common Stock, $.01 par value per share            New York Stock Exchange
Rights to Purchase Common Stock                   New York Stock Exchange

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      None
                                (Title of class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         Reference is hereby made to Registrant's Registration Statement on Form S-1 (File No. 333-43141), as filed on December 23, 1997, as amended, and particularly to the descriptions of the Rights Agreement set forth under the caption "Description of Capital Stock--Rights Agreement" beginning on page 49 thereof. Such Registration Statement is hereby incorporated by reference herein.

ITEM 2.  EXHIBITS

         The following exhibits are filed with this Registration Statement on Form 8-A pursuant to the requirements of Section 12(b) of the Securities Exchange Act of 1934:

         1. Rights Agreement, dated as of March 3, 1998, between Championship Auto Racing Teams, Inc. and Norwest Bank Minnesota, National Association, including the form of Rights Certificate (and form of assignment relating thereto) and the Summary of Rights attached thereto as Exhibits A and B, respectively.
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         2.       Registration Statement on Form S-1 dated December 23, 1997, filed with the Securities and Exchange Commission, as amended.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            CHAMPIONSHIP AUTO RACING TEAMS, INC.
                                            DATE:  March 6, 1998

                                            BY: /s/ Andrew Craig
                                                --------------------------------
                                                Andrew Craig, President